Exhibit 99.1

press release
Paylocity Announces Second Quarter Fiscal Year 2026 Financial Results
•Q2 2026 Recurring & Other Revenue of $387.0 million, up 11.3% year-over-year
•Q2 2026 Total Revenue of $416.1 million, up 10.4% year-over-year
•Continued growth in cash flows - trailing twelve months net cash provided by operating activities margin of 28.3% and free cash flow margin of 23.6%
•Repurchased $100 million or 690,000 shares in Q2 2026; $600 million or 3.7 million shares repurchased since May 2024
SCHAUMBURG, IL. – February 5, 2026 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HR, Finance, and IT solutions, today announced financial results for the second quarter of fiscal year 2026, which ended December 31, 2025.

“The momentum seen in Q1 continued into the second quarter and contributed to a strong selling season performance and increased revenue and profitability guidance for fiscal 26. Our results continue to be driven by the combination of strong sales, operational execution, and product differentiation – including the addition of new platform capabilities like Benefits Guided Setup to support our clients and broker partners through open enrollment season. Additionally, as highlighted last quarter, we continue to invest in AI and broader automation efforts internally to drive greater efficiency and productivity across our business, as evidenced by our increasing free cash flow and adjusted EBITDA margins. I would also like to thank all of our Paylocity teams as they support our clients through our busiest time of year,” said Toby Williams, President and Chief Executive Officer of Paylocity.
Second Quarter Fiscal 2026 Financial Highlights
Revenue:
•Recurring & other revenue was $387.0 million, an increase of 11.3% from the second quarter of fiscal year 2025.
•Total revenue was $416.1 million, an increase of 10.4% from the second quarter of fiscal year 2025.
Operating Income:
•GAAP operating income was $70.4 million and non-GAAP operating income was $119.1 million in the second quarter of fiscal year 2026 compared to GAAP operating income of $46.6 million and non-GAAP operating income of $101.1 million in the second quarter of fiscal year 2025.
Net Income:
•GAAP net income was $50.2 million or $0.92 per share in the second quarter of fiscal year 2026 based on 54.8 million diluted weighted average common shares outstanding compared to $37.5 million or $0.66 per share in the second quarter of fiscal year 2025 based on 56.7 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $142.7 million in the second quarter of fiscal year 2026 compared to $126.2 million in the second quarter of fiscal year 2025.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, was $113.6 million in the second quarter of fiscal year 2026 as compared to $96.9 million in the second quarter of fiscal year 2025.

Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $162.5 million as of December 31, 2025.
•Long-term debt totaled $81.3 million as of December 31, 2025, representing borrowings under our credit facility to fund the acquisition of Airbase Inc. on October 1, 2024. This reflects approximately $81.3 million repaid on our outstanding balance during the first six months of fiscal year 2026.
•Net cash provided by operating activities for the first six months of fiscal year 2026 was $203.5 million compared to $145.7 million for the first six months of fiscal year 2025. Net cash from operating activities for the trailing twelve months ended December 31, 2025 was $476.0 million or 28.3% of total revenue as compared to $393.1 million or 26.2% of total revenue for the trailing twelve months ended December 31, 2024.
•Free cash flow, a non-GAAP measure, was $396.9 million or 23.6% of total revenue for the trailing twelve months ended December 31, 2025 compared to $315.1 million or 21.0% of total revenue for the trailing twelve months ended December 31, 2024.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release in the accompanying tables. Additional information regarding these measures can be found below under the headings “Non-GAAP Financial Measures” and “Definitions of our Non-GAAP Measures.”

Business Outlook
Based on information available as of February 5, 2026, Paylocity is issuing guidance for the third quarter and full fiscal year 2026 as indicated below.
Third Quarter 2026:
•Recurring and other revenue is expected to be in the range of $457.5 million to $462.5 million, which represents approximately 9%-10% growth over fiscal year 2025 third quarter recurring and other revenue.
•Total revenue is expected to be in the range of $487.0 million to $492.0 million, which represents approximately 7%-8% growth over fiscal year 2025 third quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $200.0 million to $204.0 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $170.5 million to $174.5 million.
Fiscal Year 2026:
•Recurring and other revenue is expected to be in the range of $1.620 billion to $1.630 billion, which represents approximately 10%-11% growth over fiscal year 2025 recurring and other revenue.
•Total revenue is expected to be in the range of $1.732 billion to $1.742 billion, which represents approximately 9% growth over fiscal year 2025 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $622.5 million to $630.5 million.
•Adjusted EBITDA excluding interest income on funds held for clients, a non-GAAP measure, is expected to be in the range of $510.5 million to $518.5 million.
We are unable to reconcile the forward-looking non-GAAP measures set forth above to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Conference Call Details

Paylocity will host a conference call to discuss its second quarter fiscal year 2026 results at 4:00 p.m. Central Time today (5:00 p.m. Eastern Time). A live audio webcast of the conference call along with detailed financial information can be accessed through https://investors.paylocity.com/events-and-presentations where dial in details are provided. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Headquartered in Schaumburg, IL, Paylocity is an award-winning provider of HR, finance, and IT software solutions through ONE unified platform. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses automate and streamline HR and payroll processes, attract and retain talent, and build culture and connection with their employees. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help all employees achieve their best. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures when reporting and discussing its financial results, including the financial measures in this release that are designated as being “non-GAAP.” Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance, as they provide investors with the company’s view of its financial performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance, including comparisons of current results to prior periods’ results by excluding items the company does not believe reflect fundamental business performance and are not representative or indicative of its results of operations. Non-GAAP financial measures have limitations as an analytical tool and other companies may define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in the accompanying tables to this release, as well as the definitions of those non-GAAP measures following such tables.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, anticipated results of operations, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include statements about management's estimates regarding future revenues and financial performance, and other statements about management’s beliefs, intentions or goals and are expressed in good faith and believed to be reasonable at the time such statements are made. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on such statements. These forward-looking statements involve risks and uncertainties, many of which are beyond Paylocity’s control, that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include, but are not limited to, the general economic conditions in regions in which Paylocity does business, changes in interest rates, business disruptions, reductions in employment and increases in business failures that have occurred or may occur in the future; Paylocity’s ability to leverage AI Assist and other forms of artificial intelligence and machine learning in its technology, which may be constrained by current and future laws, regulations, interpretive positions or standards governing new and evolving technologies and ethical considerations that could restrict or impose burdensome and costly requirements on its ability to continue to leverage data in innovative ways; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to acquisitions and investments in other businesses and technologies; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property and its use of open source software in its products; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results that are identified in Paylocity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2025, as well as any revisions or supplements to the information in subsequent reports filed or furnished to the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and unless legally required, Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2025	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$398,070	$162,495
Accounts receivable, net	41,642	44,014
Deferred contract costs	117,177	124,651
Prepaid expenses and other	50,943	52,541
Total current assets before funds held for clients	607,832	383,701
Funds held for clients	2,704,137	5,510,227
Total current assets	3,311,969	5,893,928
Capitalized internal-use software, net	132,317	134,617
Property and equipment, net	54,210	54,379
Operating lease right-of-use assets	35,997	33,865
Intangible assets, net	92,671	82,235
Goodwill	343,100	343,158
Long-term deferred contract costs	393,671	409,005
Long‑term prepaid expenses and other	7,739	7,401
Deferred income tax assets	17,754	14,196
Total assets	$4,389,428	$6,972,784

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,347	$7,299
Accrued expenses	193,081	171,573
Total current liabilities before client fund obligations	210,428	178,872
Client fund obligations	2,694,842	5,499,182
Total current liabilities	2,905,270	5,678,054
Long-term debt	162,500	81,250
Long-term operating lease liabilities	46,772	44,042
Other long-term liabilities	8,580	8,713
Deferred income tax liabilities	32,559	62,410
Total liabilities	$3,155,681	$5,874,469
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2025 and December 31, 2025	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2025 and December 31, 2025; 55,366 shares issued and outstanding at June 30, 2025 and 53,873 shares issued and outstanding at December 31, 2025	55	54
Additional paid-in capital	327,518	93,148
Retained earnings	900,583	998,771
Accumulated other comprehensive income	5,591	6,342
Total stockholders' equity	$1,233,747	$1,098,315
Total liabilities and stockholders’ equity	$4,389,428	$6,972,784

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2025	2024	2025
Revenues:
Recurring and other revenue	$347,714	$386,980	$680,819	$765,838
Interest income on funds held for clients	29,266	29,154	59,117	58,468
Total revenues	376,980	416,134	739,936	824,306
Cost of revenues	124,545	133,996	239,505	262,376
Gross profit	252,435	282,138	500,431	561,930
Operating expenses:
Sales and marketing	93,133	98,078	181,564	194,446
Research and development	56,155	57,739	103,415	113,346
General and administrative	56,524	55,940	104,685	109,546
Total operating expenses	205,812	211,757	389,664	417,338
Operating income	46,623	70,381	110,767	144,592
Other income (expense)	193	(204)	4,935	498
Income before income taxes	46,816	70,177	115,702	145,090
Income tax expense	9,351	19,980	28,664	46,902
Net income	$37,465	$50,197	$87,038	$98,188
Other comprehensive income (loss), net of tax	(5,658)	72	1,153	751
Comprehensive income	$31,807	$50,269	$88,191	$98,939

Net income per share:
Basic	$0.67	$0.93	$1.56	$1.80
Diluted	$0.66	$0.92	$1.54	$1.77

Weighted-average shares used in computing net income per share:
Basic	55,826	54,086	55,733	54,550
Diluted	56,740	54,773	56,536	55,342
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and six months ended December 31 are included in the above line items:

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2025	2024	2025
Cost of revenues	$6,007	$5,294	$10,930	$9,841
Sales and marketing	10,663	10,054	20,415	19,250
Research and development	11,861	10,295	22,172	20,182
General and administrative	16,379	17,541	27,053	33,835
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$44,910	$43,184	$80,570	$83,108

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended December 31,
	2024	2025
Cash flows from operating activities:
Net income	$87,038	$98,188
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	77,206	80,090
Depreciation and amortization expense	47,212	55,256
Deferred income tax expense (benefit)	(126)	33,056
Provision for credit losses	617	939
Net accretion of discounts on available-for-sale securities	(1,277)	(818)
Other	577	550
Changes in operating assets and liabilities:
Accounts receivable	(4,144)	(3,304)
Deferred contract costs	(25,861)	(22,445)
Prepaid expenses and other	(20,266)	(2,558)
Accounts payable	(4,327)	(10,059)
Accrued expenses and other	(10,993)	(25,440)
Net cash provided by operating activities	145,656	203,455
Cash flows from investing activities:
Purchases of available-for-sale securities	(66,122)	(115,334)
Proceeds from sales and maturities of available-for-sale securities	80,018	126,413
Capitalized internal-use software costs	(29,597)	(31,400)
Purchases of property and equipment	(5,313)	(7,160)
Acquisitions of businesses, net of cash and funds held for clients acquired	(278,001)	—
Other investing activities	(1,951)	(7)
Net cash used in investing activities	(300,966)	(27,488)
Cash flows from financing activities:
Net change in client fund obligations	545,384	2,804,340
Borrowings under credit facility	325,000	—
Repayment of credit facility	—	(81,250)
Repurchases of common shares	(8,395)	(300,000)
Proceeds from employee stock purchase plan	10,561	9,534
Taxes paid related to net share settlement of equity awards	(37,005)	(28,609)
Other financing activities	(20)	(339)
Net cash provided by financing activities	835,525	2,403,676
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	680,215	2,579,643
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	2,845,669	2,482,526
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$3,525,884	$5,062,169
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment and capitalized internal-use software, accrued but not paid	$471	$2,941
Liabilities assumed for acquisitions	$55,730	$—
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$5,179	$3,451
Cash paid for income taxes	$45,968	$15,330
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$482,364	$162,495
Funds held for clients' cash and cash equivalents	3,043,520	4,899,674
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$3,525,884	$5,062,169

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2025	2024	2025
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$252,435	$282,138	$500,431	$561,930
Amortization of capitalized internal-use software costs	14,833	17,718	28,610	34,968
Amortization of certain acquired intangibles	4,749	4,519	6,813	9,120
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	6,007	5,294	10,930	9,841
Other items (1)	218	(133)	140	342
Adjusted gross profit	$278,242	$309,536	$546,924	$616,201

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2025	2024	2025
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$46,623	$70,381	$110,767	$144,592
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	44,910	43,184	80,570	83,108
Amortization of acquired intangibles	5,678	5,175	8,225	10,436
Other items (2)	3,934	352	6,462	2,116
Non-GAAP Operating income	$101,145	$119,092	$206,024	$240,252

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2025	2024	2025
Reconciliation from Net income to Non-GAAP Net income:
Net income	$37,465	$50,197	$87,038	$98,188
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	44,910	43,184	80,570	83,108
Amortization of acquired intangibles	5,678	5,175	8,225	10,436
Other items (2)	3,934	352	6,462	2,116
Income tax effect on adjustments (3)	(5,976)	2,164	(2,668)	4,884
Non-GAAP Net income	$86,011	$101,072	$179,627	$198,732

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2025	2024	2025
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$86,011	$101,072	$179,627	$198,732
Diluted weighted-average number of common shares	56,740	54,773	56,536	55,342
Non-GAAP Net income per share	$1.52	$1.85	$3.18	$3.59

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2025	2024	2025
Reconciliation from Net income to Adjusted EBITDA and Adjusted EBITDA excluding interest income on funds held for clients
Net income	$37,465	$50,197	$87,038	$98,188
Interest expense	4,846	1,215	5,246	3,570
Income tax expense	9,351	19,980	28,664	46,902
Depreciation and amortization expense	25,660	27,803	47,212	55,256
EBITDA	77,322	99,195	168,160	203,916
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	44,910	43,184	80,570	83,108
Other items (2)	3,934	352	6,462	2,116
Adjusted EBITDA	$126,166	$142,731	$255,192	$289,140
Interest income on funds held for clients	(29,266)	(29,154)	(59,117)	(58,468)
Adjusted EBITDA excluding interest income on funds held for clients	$96,900	$113,577	$196,075	$230,672

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2025	2024	2025
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$93,133	$98,078	$181,564	$194,446
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,663	10,054	20,415	19,250
Less: Other items (2)	520	246	629	362
Non-GAAP sales and marketing	$81,950	$87,778	$160,520	$174,834

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2025	2024	2025
Reconciliation of Non-GAAP total research and development:
Research and development	$56,155	$57,739	$103,415	$113,346
Add: Capitalized internal-use software costs	14,387	15,940	29,597	31,400
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	11,861	10,295	22,172	20,182
Less: Other items (2)	890	52	1,011	638
Non-GAAP total research and development	$57,791	$63,332	$109,829	$123,926

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2025	2024	2025
Reconciliation of Non-GAAP general and administrative:
General and administrative	$56,524	$55,940	$104,685	$109,546
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	16,379	17,541	27,053	33,835
Less: Amortization of certain acquired intangibles	929	656	1,412	1,316
Less: Other items (2)	2,306	187	4,682	774
Non-GAAP general and administrative	$36,910	$37,556	$71,538	$73,621

	Six Months Ended December 31,		Trailing Twelve Months Ended December 31,
	2024	2025	2024	2025
Reconciliation of Free cash flow, Free cash flow excluding interest income on funds held for clients and Adjusted free cash flow excluding interest income on funds held for clients:
Net cash provided by operating activities	$145,656	$203,455	$393,114	$476,025
Capitalized internal-use software costs	(29,597)	(31,400)	(60,840)	(64,205)
Purchases of property and equipment	(5,313)	(7,160)	(17,199)	(14,920)
Free cash flow	$110,746	$164,895	$315,075	$396,900
Less: Interest income on funds held for clients	(59,117)	(58,468)	(126,106)	(122,771)
Free cash flow excluding interest income on funds held for clients	$51,629	$106,427	$188,969	$274,129
Cash paid for other items (4)	5,073	5,215
Adjusted free cash flow excluding interest income on funds held for clients	$56,702	$111,642

(1) Represents acquisition-related costs and severance cost adjustments related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(2) Represents acquisition and transaction-related costs and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and transaction-related costs and severance costs related to certain roles that have been eliminated. We exclude one-off severance costs that we incur as part of the normal course of our business operations.
(4) Represents cash paid for acquisition and transaction-related costs and severance costs related to certain roles that have been eliminated.

Definitions of our Non-GAAP Measures
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA Excluding Interest Income on Funds Held for Clients, and Adjusted EBITDA Excluding Interest Income on Funds Held for Clients Margin
Adjusted EBITDA is calculated as net income before interest expense, income tax expense, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenues.
Adjusted EBITDA excluding interest income on funds held for clients is calculated in the same manner as Adjusted EBITDA and is further adjusted to eliminate interest income on funds held for clients. Adjusted EBITDA excluding interest income on funds held for clients margin is Adjusted EBITDA excluding interest income on funds held for clients divided by recurring and other revenue.
Adjusted Gross Profit and Adjusted Gross Profit Margin
Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of capitalized internal-use software costs and certain acquired intangibles and other items as described above in this release.
Adjusted gross profit margin is calculated as adjusted gross profit as described in the preceding sentence divided by total revenues.
Non-GAAP Operating Income, Non-GAAP Net Income, and Non-GAAP Income Per Share
Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described above in this release.
Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described above in this release, including the income tax effect on these items.
Non-GAAP Sales and Marketing Expense, Non-GAAP Sales and Marketing Expense Margin, Non-GAAP Total Research and Development, Non-GAAP Total Research and Development Margin, Non-GAAP General and Administrative Expense, and Non-GAAP General and Administrative Expense Margin
Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Non-GAAP sales and marketing margin is calculated by dividing non-GAAP sales and marketing by total revenues.
Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described above in this release. Non-GAAP total research and development margin is calculated by dividing non-GAAP total research and development by total revenues.
Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described above in this release. Non-GAAP general and administrative margin is calculated by dividing non-GAAP general and administrative expense by total revenues.
Free Cash Flow, Free Cash Flow Margin, Free Cash Flow Excluding Interest on Funds Held for Clients, Free Cash Flow Excluding Interest on Funds Held for Clients Margin, Adjusted Free Cash Flow Excluding Interest Income on Funds Held for Clients and Adjusted Free Cash Flow Excluding Interest Income on Funds Held for Clients Margin
Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs and purchases of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenues.
Free cash flow excluding interest income on funds held for clients is defined in the same manner as free cash flow but also excludes interest income on funds held for clients. Free cash flow margin excluding interest income on funds held for clients is calculated by dividing free cash flow excluding interest income on funds held for clients by recurring and other revenue.
Adjusted free cash flow excluding interest income on funds held for clients is defined in the same manner as free cash flow excluding interest income on funds held for clients plus cash paid for other items as described above in this release. Adjusted free cash flow margin excluding interest income on funds held for clients is calculated by dividing adjusted free cash flow excluding interest income on funds held for clients by recurring and other revenue.